UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

TOP FINANCIAL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41407	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Main Street, Suite 200,

Houston, Texas 77002

(Address of Principal Executive Office) (Zip Code)

+1 (832) 680-5068

(Registrant’s telephone number, including area code)

101 Cecil Street, #13-05

Tong Eng Building

Singapore 069533

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.005 per share	TOP	The NasdaqStock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 21, 2026, Mr. Ka Fai Yuen resigned as a director of TOP Financial Group Limited (the “Company”). Mr. Yuen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective September 21, 2026, Ms. Hoi Ling Jennifer Tam resigned as the Chief Operating Officer of the Company. Ms. Tam’s resignation as Chief Operating Officer was in connection with her appointment as a director and co-Chief Executive Officer of the Company, as described below.

Effective September 21, 2026, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating Committee of the Board, appointed Ms. Hoi Ling Jennifer Tam as a director and co-Chief Executive Officer of the Company.

Ms. Tam, age 49, has served as the Company’s Chief Operating Officer since February 1, 2021. She has more than 15 years of marketing and operations experience in the financial services industry. Ms. Tam has served as the operation and settlement manager of Zhong Yang Securities Limited, a subsidiary of the Company, since May 2017, where her responsibilities include monitoring operations and daily settlement, reconciliation, transaction substantiation and record keeping, and overseeing transactions to ensure compliance with investment policies, internal guidelines and applicable regulatory requirements. She served as a manager of the Wealth Management Division of Kaiser Financial Group Company Limited from January 2017 to April 2017 and as an assistant manager of that division from July 2016 to January 2017. From April 2012 to September 2016, she served as an assistant unit manager at MassMutual Asia Limited, and she previously worked for South China Financial Holdings Limited beginning in September 2006. Ms. Tam received a Bachelor of Business Administration and a Higher Diploma in Business Studies from the Open University of Hong Kong in 2003 and 2001, respectively.

There is no arrangement or understanding between Ms. Tam and any other person pursuant to which she was selected as a director or co-Chief Executive Officer of the Company. Ms. Tam has not been appointed to any committee of the Board.

There are no family relationships between Ms. Tam and any director or executive officer of the Company. There are no transactions involving Ms. Tam that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Tam will continue to be compensated pursuant to her existing Employment Agreement with the Company dated May 22, 2017, which was filed as Exhibit 10.2 to the Company’s registration statement on Form F-1 (File No. 333-259441), and will not receive additional compensation for her service as a director.

Effective September 21, 2026, in connection with the appointment of Ms. Tam as co-Chief Executive Officer, Mr. Ka Fai Yuen ceased to serve as the sole Chief Executive Officer of the Company and began serving as co-Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2026	TOP Financial Group Limited

	By:	/s/ Ka Fai Yuen
	Name:	Ka Fai Yuen
	Title:	Co-Chief Executive Officer

2